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                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

                         CONSENT AND AMENDMENT NO. 1 TO

                              INVESTMENT AGREEMENT

                  THIS CONSENT AND AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (this "CONSENT AND AMENDMENT"), dated as of May 20, 1999, among Chase Venture Capital Associates, a California limited partnership formerly known as Chemical Venture Capital Associates ("CHASE"), 1-800-FLOWERS.COM, Inc., a Delaware corporation formerly known as Teleway, Inc. ("FLOWERS"), and James F. McCann ("MCCANN").

                  WHEREAS, McCann and the predecessor entities of Chase and Flowers are party to the Investment Agreement, dated January 16, 1995 (the "INVESTMENT AGREEMENT"), whereby Flowers issued to Chase 26,345 shares of its Class C Common Stock, par value $0.01 per share (the "CLASS C COMMON STOCK") and warrants (the "WARRANTS") to purchase 237,104 shares of its Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK"); and

                  WHEREAS, Flowers and McCann desire to sell certain shares of Flowers capital stock to Chase and certain other investors in a private placement offering (the "PRIVATE PLACEMENT"), and

                  WHEREAS, Flowers desires to register shares of its capital stock under the Securities Act of 1933, as amended, for sale to the public in an initial public offering (the "IPO"); and

                  WHEREAS, in connection with the Private Placement and the IPO, Flowers deems it necessary to recapitalize its capital stock (the
"RECAPITALIZATION"); and

                  WHEREAS, Chase considers the consummation of the Private Placement, the IPO and the Recapitalization to be in the best interests of Flowers and to be in its best interests as a stockholder of Flowers; and

                  WHEREAS, as certain provisions of the Investment Agreement would inhibit or prevent the consummation of the Private Placement, the IPO and the Recapitalization, the parties desire to amend the Investment Agreement and consent to certain events as provided herein;

                  NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby recognized, the parties agree as follows:

1. AMENDMENTS TO INVESTMENT AGREEMENT.

                  1.1. REFERENCES IN INVESTMENT AGREEMENT.All references in the Investment Agreement to CVCA shall be deemed references to Chase and all references to the Company shall be deemed references to Flowers.

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                  1.2. RECAPITALIZATION. Upon a Recapitalization Event (as
defined in section 2.1 below), section 7.11 of the Investment Agreement shall be terminated in its entirety.

                  1.3. ELIMINATION OF CERTAIN COVENANTS. Upon the consummation of the IPO, (the "IPO CLOSING"), sections 6.1, 6.3 and 6.6(d) of the Investment Agreement shall be terminated in their entirety. In addition, section 6.6(c) is hereby amended and restated in its entirety as follows:

                  "The consent requirements set forth in clauses (a) and (b) above shall terminate upon a Recapitalization Event (as defined in the Consent and Amendment No. 1 to Investment Agreement, dated May 20,
         1999)."

                  1.4. REGISTRATION RIGHTS. Upon the consummation of the Private Placement (the "PRIVATE PLACEMENT CLOSING"), section 8 of the Investment Agreement shall be terminated in its entirety. In connection with the Private Placement, Chase, Flowers and the investors purchasing capital stock in the Private Placement shall enter into an Investors' Rights Agreement, substantially in the form of EXHIBIT B hereto, providing Chase with the investors' rights set forth therein.

                  1.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. Section 10 of the Investment Agreement is hereby amended and restated in its entirety as follows:

                  "SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. All representations and warranties contained in this Agreement will terminate on the date hereof. All rights to indemnification arising under this Agreement shall terminate on the date hereof."

                  1.6. BOARD REPRESENTATION. Upon a Recapitalization Event,
section 7.6 of the Investment Agreement shall be terminated in its entirety.

                  1.7. CONVERSION OF CLASS A COMMON STOCK; TREATMENT OF DEBT. Upon a Recapitalization Event, sections 7.9 and 7.10 of the Investment Agreement shall be terminated in their entirety.

2. CONSENTS.

                  2.1. CONSENT TO SECOND AND THIRD AMENDED AND RESTATED CERTIFICATES.

                           (a) At the earlier of (i) the closing of the first registered offering of a class of common stock of the Company with gross proceeds to the Company of not less than $25 million (a "QUALIFIED PUBLIC OFFERING") or (ii) the closing of a private placement of securities of the Company with gross proceeds to the Company of not less than $50 million (the earlier of such events, the "RECAPITALIZATION EVENT"), the Company's Amended and Restated Certificate of Incorporation shall be amended and restated in the form of the Second Amended and Restated Certificate of Incorporation attached hereto as EXHIBIT A-1 (the "SECOND AMENDED AND RESTATED CERTIFICATE"), and Chase hereby consents to the amendment and restatement of the Amended and Restated Certificate of Incorporation in the form of such Second Amended and Restated Certificate and the

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         filing thereof with the Secretary of State of the State of Delaware upon a Recapitalization Event. Following the date on which all of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") have expired or been terminated relating to the filings made thereunder by the Company and certain investors in connection with the Private Placement, the Second Amended and Restated Certificate shall be amended and restated in the form of the Third Amended and Restated Certificate of Incorporation attached hereto as EXHIBIT A-2 (the "Third Amended and Restated Certificate"), and Chase hereby consents to the amendment and restatement of the Second Amended and Restated Certificate in the form of such Third Amended and Restated Certificate and the filing thereof with the Secretary of State of the State of Delaware at such time.

                  (b) RECAPITALIZATION. In accordance with the terms of the Second Amended and Restated Certificate, the Company's capital stock shall be reclassified upon a Recapitalization Event as follows:

                            (i) each share of Class A Common Stock shall, without further action on the part of the holder thereto, convert into one share of class A common stock, $0.01 par value, with rights and privileges thereto as described in the Second Amended and Restated Certificate (the "NEW CLASS A");

                            (ii) each share of Class B Common Stock shall, without further action on the part of the holder thereto, convert into one share of Class B common stock, $0.01 par value, with rights and thereto as described in the Second Amended and Restated Certificate (the "NEW CLASS B"); and

                            (iii) each share of Class C Common Stock shall, without further action on the part of the holder thereto, convert into one share of New Class B and one share of series C preferred stock, with rights and privileges thereto as described in the Second Amended and Restated Certificate (the "SERIES C PREFERRED STOCK"). In accordance with the Second Amended and Restated Certificate, the shares of Series C Preferred Stock shall be automatically redeemed by the Company immediately upon their issuance for an amount equal to $553.15210484 per share, plus $.13916502 per share accruing cumulatively on a daily basis after May 20, 1999.

                            (iv) after the reclassification of the Company's capital stock as provided herein, all references in the Investment Agreement to the Class A Common Stock and Class B Common Stock shall be deemed to be references to the New Class A and New Class B, consistent with the above.

                  (d) WARRANTS AND WARRANT SHARES. Upon a Recapitalization Event and the reclassification of the Company's capital stock as provided in paragraph (b) above:

                            (i) the Warrants shall be automatically amended to provide that upon exercise, each Warrant shall represent the right to acquire a share of New Class B and shall no longer represent the right to acquire a share of Class B Common Stock; and

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                            (ii) within ten (10) days of the Recapitalization
         Event, Chase shall exercise the Warrants as provided therein;

                  (e) Upon the effectiveness of the Third Amended and Restated Certificate, Chase shall immediately convert each and every share of New Class B owned by it, pursuant to Section B.4(a) of Article IV of the Third Amended and Restated Certificate, into one share of class A common stock, $0.01 par value, with rights and privileges thereto as described in the Third Amended and Restated Certificate.

                  2.2. WAIVER AND TERMINATION OF CO-SALE RIGHTS. Chase hereby waives all of its rights contained in section 7.2 in connection with the Private Placement. Upon a Recapitalization Event, section 7.2 of the Investment Agreement shall be terminated in its entirety.

                  2.3. WAIVER AND TERMINATION OF CERTAIN PRE-EMPTIVE RIGHTS. Chase hereby waives all of its rights contained in section 7.3 in connection with the Private Placement. Upon a Recapitalization Event, section 7.3 of the Investment Agreement shall be terminated in its entirety.

                  2.4. EFFECTIVENESS. The effectiveness of this Consent and Amendment is conditioned upon the execution and delivery by Flowers and Chase of the Stock Purchase Agreement and the Investors' Rights Agreement, each dated as of May 20, 1999, among Chase, Flowers, James F. McCann, Chris G. McCann, and certain other investors, in connection with the Private Placement.

3. MISCELLANEOUS

                  3.1. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, exclusive of the provisions thereof governing conflicts of laws.

                  3.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.3. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon the date of transmittal of services via telecopy to the party to whom notice is being given, or on the fifth day after deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, return receipt requested, and addressed to the other party to:

                  (a) if to Flowers and McCann, to James F. McCann, Chief Executive Officer, 1-800-FLOWERS.COM, Inc., 1600 Stewart Avenue, Westbury, New York, 11590, with a copy to Jerry Gallagher, Gallagher, Walker, Bianco & Plastaras, 98 Willis Avenue, New York 11501, and Alexander D. Lynch, Brobeck, Phleger & Harrison LLP, 1633 Broadway New York, New York, 10019.

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                  (b) if to Chase, to Jeffrey C. Walker, 380 Madison Avenue,
         12th Floor, New York, New York 10017, with a copy to William E. Curbow, Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

                  3.4. REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Consent and Amendment by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Consent and Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Consent and Amendment shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Consent and Amendment.

                  3.5. AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Amendment and Consent and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein. No amendment to this Consent and Amendment may be made without the written consent of the Flowers, McCann and Chase. Except as provided in this Consent and Amendment, all provisions contained in the Investment Agreement shall remain in full force and effect and shall be unaffected by the provisions hereof.

                  3.6. NO THIRD-PARTY BENEFICIARIES. The parties hereto specially acknowledge and agree that there are no intended third-party beneficiaries to this Consent and Amendment.

                  3.7. ENTIRE AGREEMENT. This Consent and Amendment and all documents and instruments referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.


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                  IN WITNESS WHEREOF, the parties have caused this Consent and
Amendment to be duly executed and delivered as of the date first above written.

                                  1-800-FLOWERS.COM, INC.



                                  By:
                                     ------------------------------------------
                                  Name:    James F. McCann
                                  Title:   Chief Executive Officer




                                  CHASE VENTURE CAPITAL ASSOCIATES


                                  By:
                                     ------------------------------------------
                                  Name:    Jeff Walker
                                  Title:   Managing Partner

                                  Address: 380 Madison Avenue, 12th Floor
                                           New York, New York  10017


                                  JAMES F. McCANN



                                  ---------------------------------------------
                                  Address: c/o:  1-800-FLOWERS.COM, Inc.
                                                    1600 Stewart Avenue
                                                    Westbury, New York 11590

                             CONSENT AND AMENDMENT